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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported) December 31, 1997

                      SULCUS HOSPITALITY TECHNOLOGIES CORP.
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            (Exact name of registrant as specified in its character)

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          PENNSYLVANIA                 0-13226                   25-1369276
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(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                    Identification Number)


    41 NORTH MAIN STREET, GREENSBURG, PA                             15601
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    (Address of principal executive officer)                        (Zip Code)

         Registrant's telephone number, including area code (412) 836-2000
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          (Former name or former address, if changed since last report)


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ITEM 2.  Acquisition or Disposition of Assets

(a) On December 31, 1997, the Registrant consummated the acquisition of Senercomm, Inc., with Senercomm, Inc. becoming a wholly owned subsidiary of Registrant, pursuant to a Stock Purchase Agreement. The aggregate purchase price was $2,174,362 paid in exchange for all of the issued and outstanding capital stock of Senercomm, Inc. The purchase price consists of $500,000 of Registrant's common stock at $2.60 per share, $500,000 cash paid at the closing, and the balance of $1,174,362 payable in three equal annual installments of $455,691 on the anniversary date of the Agreement. Payment is secured by a stock pledge. As part of the purchase price Registrant may also pay in cash an amount equal to the excess, if any, of $2.809 over Registrant's closing price on the last trading day before December 31, 1998.

(b) Plant, equipment or other physical property of Senercomm, Inc. used in the development; marketing, sales and distribution of products and will continue to be used by Registrant.

ITEM 7.  Financial statement and exhibits.

(a)      Financial statement of business acquired.

         None

(b)      Pro Forma financial information.

         None

(c)      Exhibits

         2.       Stock Purchase Agreement


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                    SULCUS HOSPITALITY TECHNOLOGIES CORP.

Date:  January 13, 1998             /s/ JOHN W. RYBA
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                                      John W. Ryba
                                     Sr. Vice President and Chief Legal Officer